UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 24, 2023

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 24, 2023, WiSA Technologies, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). Set forth below are the three proposals that were voted on at the Special Meeting and the stockholder votes on each such proposal, as certified by the inspector of elections for the Special Meeting. These proposals are described in further detail in the Definitive Proxy Statement filed by the Company with the U.S. Securities and Exchange Commission on January 4, 2023 (the “Proxy Statement”).

As of the close of business on December 1, 2022, the record date for the Special Meeting, there were an aggregate of 71,121,519 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issued, outstanding and entitled to vote. Stockholders holding an aggregate of 46,279,978 shares of Common Stock were present at the Special Meeting, in person or represented by proxy, which number constituted a quorum.

Proposal 1 – Stockholders approved an amendment to the Company’s certificate of incorporation, as amended, to effect a reverse stock split of all outstanding shares of Common Stock by a ratio in the range of one-for-five to one-for-one hundred, to be determined in the the sole discretion of the Board of Directors of the Company. The final voting results with respect to Proposal 1 were as follows:

For	Against	Abstain
43,066,485	3,201,097	12,396

Proposal 2 – Stockholders approved certain amendments to the Company’s 2018 Long-Term Stock Incentive Plan (the “LTIP”) to: (i) increase the annual share limit of Common Stock that may be issued in any single fiscal year only for the 2023 fiscal year under the LTIP from 8% of the shares of Common Stock outstanding to 15% of the shares of Common Stock outstanding (which amount equates to the maximum amount that may be issued in the aggregate under the LTIP),; and (ii) permit immediately quarterly calculations based on the number of shares of Common Stock outstanding as of the first trading day of each fiscal quarter, rather than solely as of the first trading day of the fiscal year. The final voting results for Proposal 2 were as follows:

For	Against	Abstain
33,070,432	7,035,733	5,367,590

There were 806,223 broker non-votes for Proposal 2.

Proposal 3 – Stockholders approved the transactions contemplated by or in relation to that certain securities purchase agreement, entered into as of August 15, 2022, by and between the Company and the institutional investor party thereto (the “Purchase Agreement”), and the transaction documents related thereto, including, without limitation, for purposes of The Nasdaq Stock Market LLC Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock upon (i) conversion of the senior secured convertible note due August 15, 2024, as amended, (ii) exercise of the common stock purchase warrant, dated August 15, 2022, issued to such investor by the Company pursuant to the Purchase Agreement, and (iii) exercise of certain warrants issued in connection with a waiver received from certain provisions of the Purchase Agreement. The final voting results for Proposal 3 were as follows:

For	Against	Abstain
35,257,952	4,775,817	5,439,986

There were 806,223 broker non-votes for Proposal 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2023	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer